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                                  EXHIBIT 10.8


                          FRANCHISE PURCHASE AGREEMENT

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                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         This agreement is made as of November 5, 1997, at San Diego, California, among San Diego Soccer Development Corporation ("Buyer"), a California corporation, having its principal place of business at 960 Grand Avenue, Second Floor, San Diego, California 92109 and Parker Management, Inc. ("Seller"), a Massachusetts corporation, dba as SRDLP, Inc. and the Colorado Foxes, having its principal place of business at 6735 Stroh Road, Parker, Colorado 80134. The Buyer and Seller are collectively referred to in this agreement as the "Parties."

                                    RECITALS

         Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of the agreement, the existing A-League franchise, endorsed and granted by the United Systems of Independent Soccer Leagues, Inc. (hereafter referred to as the U.S.I.S.L., Inc.) to the Seller, as well as the following promotional items: (1) one inflatable speed kick, which includes one radar gun, one blower, one container; and (2) one inflatable soccer ball, which also includes on e blower and one storage bag; all of which are described in the attached Exhibit "A". In consideration of the mutual covenants, agreements, representations and warranties contained in this agreement, the parties agree as follows:

PURCHASE AND SALE OF ASSETS

         ASSETS TO BE SOLD: Subject to the terms and conditions set forth in this agreement, Seller will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will purchase from Seller, all the assets listed in the Exhibit "A" (all of which are sometimes collectively referred to as the Assets).

         CONSIDERATION FROM THE BUYER AT EXECUTION OF THIS AGREEMENT: As partial payment of the total cash selling price of fifty thousand U.S. dollars ($50,000), Buyer agrees to pay by cashiers check the sum of ten thousand U.S. dollars ($10,000) at the time of execution of this agreement by all the parties.

         CONSIDERATION FROM THE BUYER AT CLOSING: As full and final payment of the total purchase price of fifty thousand U.S. dollars ($50,000), upon transfer and delivery of all the assets to the Buyer, before or no later than the sixtieth day from the date this agreement is executed by the parties (hereafter referred to as the "Closing"), Buyer must deliver at the Closing, a cashiers check for the balance of the cash purchase price of fifty thousand U.S. dollars ($50,000), the sum of forty thousand U.S. dollars ($40,000) payable to Seller, as well as delivery of one hundred fifty thousand (150,000) shares of common stock in San Diego Soccer Development Corporation, in the name of SRDLP, Inc.

         TAXES: Each of the parties must report this transaction for federal tax purposes in accordance with this allocation of the purchase price. The Parties agree to pay all sales taxes and use taxes arising from the transfer of the Assets and will pay their portion, prorated as of the closing date, of state and local personal property taxes, if applicable. Buyer will not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the closing date.

WARRANTIES OF SELLING PARTIES

         WARRANTIES OF SELLING PARTIES: Selling Parties, jointly and severably, warrant that:



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                  CORPORATE VALIDITY: That Parker Management, Inc. is duly
                           organized, validly existing, and in good standing under the laws of the State of Massachusetts and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it.

                  OWNERS: Shareholders are the owners, beneficially and of
                           record, of all the shares of Parker Management, Inc., and warranty that all assets transferred under this agreement are solely owned by Parker Management, Inc.

                  TAX RETURNS AND AUDITS: Within the times and in the manner prescribed by law, Seller has filed all federal, state and local tax returns as required by law and have paid all taxes, assessments, and penalties due and payable. There are no present disputes about taxes of any nature payable by Seller or the Colorado Foxes that in any manner whatsoever encumber or create a security on the assets to be transferred pursuant to this agreement.

                  TITLE TO ASSETS: Seller has good and marketable title to all their respective assets and interests in assets, whether tangible or intangible, that are listed as part of Exhibit "A" to this agreement. All Assets transferred to the Buyer under this agreement are free and clear of restrictions on or conditions to transfer or assignment, and of mortgages, liens, leases, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions. No Shareholders, officers, directors, or employees of the Seller; or any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the personal property owned and offered for sale to Buyer by Seller. Seller does not maintain ownership or possession of any Asset to be part of this sales agreement in violation of any law, regulation, or decree.

                  COMPLIANCE WITH THE LAWS: Seller has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting the assets to be transferred to Buyer, pursuant to this agreement; and to the best of the knowledge of the Sellers, there are not such violations.

                  LITIGATION: There is no pending, or, to the best actual
                           knowledge of the Seller, any threatened suit, action, arbitration, or legal administrative or other proceeding, or governmental investigation against or affecting the Seller's assets. Seller is not in default with respect to any court order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality. The Seller is not presently in any legal action to recover moneys due to, or damages sustained by any of them, or to any third parties.

                  AUTHORITY AND CONSENTS: Seller has the right, power, legal capacity, and authority to enter into and perform their respective obligations under this agreement, and no approvals or consents of any person other than Seller is necessary in connection with it. The execution and delivery of this agreement by Seller has been duly authorized by all necessary corporate action on the part of the Seller. Seller will deliver to Buyer, on or before the execution of this agreement, a written consent of its shareholders authorizing and approving the sale of substantially all its personal property and assets to Buyer on the terms and conditions provided in this agreement.

                  FULL DISCLOSURE: None of the warranties made by Seller, or any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading. All warranties of Seller set forth in this agreement and in any written statements delivered to Buyer by the Seller under this agreement will be as true and correct on the closing date as if made on that date.

BUYER'S WARRANTIES

         WARRANTIES OF BUYER:  Buyer warrants that:

                  CORPORATE VALIDITY: Buyer is a corporation duly organized, existing, and in good standing under the laws of California. The execution and delivery of this agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

                  NO RESTRICTIONS ON PERFORMANCE: No consent, approval, or
                           authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority, other than the express written consent and approval of the U.S.I.S.L., Inc., is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this agreement and the consummation of the transactions contemplated by this agreement.

                  PRIVATE PLACEMENT MEMORANDUM: The representations contained in the SDSDC, Inc. Private Placement Memorandum dated September 25, 1997, a copy of which has been provided to Seller prior to the signing of this agreement, are true and correct.

CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

         INTRODUCTION: The obligations of Buyer to purchase the Assets under this agreement are subject to the satisfaction, at or before closing, of all the following conditions. Buyer may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller should be in default of any of its representations, warranties, or covenants under this agreement.

         CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE: The obligations of Buyer to purchase the Assets under this agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article Four. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Shareholders or Corporation are in default of any of their representations, warranties, or covenants under this agreement.

                  ACCURACY OF SELLER'S WARRANTIES: Except as otherwise permitted by this agreement, all warranties by the Sellers, or in any written statement that will be delivered to Buyer by the Seller under this agreement, must be true in all material respects on the closing date as though made at that time; and

                  PERFORMANCE BY SELLER: On or before the closing date, Seller will have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required of any of them by this agreement; and



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                  NO MATERIAL ADVERSE CHANGE: During the period from the date this agreement is fully executed by the parties to the closing date, there will not have been any material adverse change in the financial condition or the results of operations of Seller will not have sustained any material loss or damage to assets that materially or affects the marketability of the assets.

                  EXECUTION OF THIS AGREEMENT: That prior to the tendering of the initial down payment of ten thousand U.S. dollars ($10,000), Seller shall provide buyer a duly executed copy of this agreement by an authorized individual; and

                  CONSENT OF SHAREHOLDERS: That prior to the tendering of the initial down payment of ten thousand U.S. dollars ($10,000) Seller shall provide Buyer with the written consent of each of the shareholders of Seller, as requested under Article II, paragraph 7 hereinabove; and

                  APPROVAL BY THE U.S.I.S.L., INC.: That prior to the payment of the balance of the cash price of forty thousand U.S. dollars ($40,000) and the issuance of the stock in Buyer, the U.S.I.S.L., Inc., must expressly ratify this agreement and approve the transfer of assets as stated herein.

         REFUND OF ALL PAYMENTS: If either the U.S.I.S.L., Inc. fails to approve the transfer or if Seller fails to provide the warranties as set forth in this agreement as to the clear title to each of the assets transferred, the payment of all money made to Seller by buyer, including but not limited to the initial ten thousand U.S. dollars ($10,000) paid upon the execution of this agreement, shall become fully refundable immediately to the Buyer.

CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         INTRODUCTION: The obligations of Seller to sell and transfer the Assets under this agreement are subject to the satisfaction, at or before closing, of all the following conditions. Seller may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition constitutes a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this agreement.

         CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE: The obligations of Buyer to purchase the Assets under this agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article Five. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Shareholders or Corporation are in default of any of their representations, warranties, or covenants under this agreement.

                  ACCURACY OF BUYER'S WARRANTIES: All warranties by Buyer
                           contained in this agreement or in any written statement delivered by Buyer under this agreement must be true on and as of the closing date as though such warranties were made on and as of that date.

                  BUYER'S PERFORMANCE: Buyer will have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this agreement to perform, comply with, or satisfy, before or at the Closing.



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                  PAYMENT OF INITIAL DOWN PAYMENT: That upon providing Buyer with a duly signed copy of this agreement by an authorized individual, Buyer will tender payment of ten thousand U.S. dollars ($10,000) to Seller in the form of a cashiers check made payable to Parker Management, Inc., to be sent by overnight mail to Seller's address stated hereinabove;

                  PAYMENT UPON CLOSING: That prior to transferring title and ownership of the A-League franchise and each of the other assets to be transferred under this agreement prior to or on the day of Closing, Buyer must: (a) tender payment of the remainder of the cash purchase price of forty thousand U.S. Dollars ($40,000) in the form of a cashiers check made payable to Parker Management, Inc., to be sent by overnight mail to Seller's address stated hereinabove; and (b) buyer will deliver by overnight mail to Seller's address stated hereinabove, one hundred fifty thousand shares of common stock in San Diego Soccer Development Corporation.

THE CLOSING

         TIME AND PLACE: The transfer of the Assets by Seller to Buyer (the
                  Closing) will take place at the offices of San Diego Soccer Development Corporation on the sixtieth calendar day from the date this agreement is executed by all the parties. If the sixtieth day happens to be a Saturday or Sunday, the closing will then be the very next business day or at such other time and place as the parties may agree to in writing (the closing date).

INDEMNIFICATION

         INDEMNIFICATION BY THE SELLER:

                  SELLERS' INDEMNITY: Seller will, jointly and severally,
                           indemnify, defend, and hold harmless Buyer against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees, that Buyer will incur or suffer, that arise from any breach of, or failure by Seller to perform, any of their representations, warranties, covenants, or agreements in this agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller under this agreement.

                  SELLER'S RIGHT TO DEFEND: Buyer will promptly notify Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply, and will give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If, within a reasonable time after this notice, Seller fails to defend, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of Seller. If the claim is one that cannot by its nature be defended solely by Seller (including any federal or state tax proceeding), buyer will make available all information and assistance that Seller may reasonably request.

         INDEMNIFICATION BY THE BUYER:

                  BUYER'S INDEMNITY: Buyer will, jointly and severally,
                           indemnify, defend, and hold harmless Seller against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees, that Seller will incur or suffer, that arise from any breach of, or failure by Buyer to perform, any of their representations, warranties, covenants, or agreements in this agreement or in any schedule, certificates or exhibits.

                  BUYERS' RIGHT TO DEFEND: Seller will promptly notify Buyer of the existence of any claim, demand, or other matter to which Buyer's indemnification obligations would apply, and will give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Seller will at all times also have the right to participate fully in the defense at its own expense. If, within a reasonable time after this notice, Buyer fails to defend, Seller will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of Buyer. If the claim is one that cannot by its nature be defended solely by Buyer (including any federal or state tax proceeding), Seller will make available all information and assistance that Buyer may reasonably request.

FORM OF AGREEMENT

         EFFECT OF HEADINGS: The subject headings of the paragraphs and subparagraphs of this agreement are included for convenience only and will not affect the construction or interpretation of any of its provisions.

         WORD USAGE: Unless the context clearly requires otherwise: Plural and singular numbers will each be considered to include the other; the masculine, feminine, and neuter genders will each be considered to include the others; "Shall," "will," "must," "agree," and "covenants" are each mandatory; "May" is permissive; "Or" is not exclusive; and "Includes" and "including" are not limiting.

         ENTIRE AGREEMENT; MODIFICATIONS; WAIVER: This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         COUNTERPARTS: This agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

PARTIES

         PARTIES IN INTEREST: Nothing in this agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of its agreement on any persons other than the parties to it and their respective successors and assigns; nothing in this agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement; and no provision will give any third persons any right of subrogation or action against any party to this agreement.

         ASSIGNMENT: This agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns, provided that Buyer may not assign any of its rights under this agreement except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary will relieve Buyer of any of its obligations or duties under this agreement.

REMEDIES

         ARBITRATION: Any controversy or claim arising from or relating to this agreement, or its making, performance, or interpretation, will be settled by arbitration in San Diego, California, under the commercial arbitration rules of the American Arbitration Association then existing. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators will be persons experienced in negotiating, making, and consummating acquisition agreements.

         SPECIFIC PERFORMANCE AND WAIVER OF RESCISSION RIGHTS: Each party's obligation under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this agreement, if the purchase and sale contemplated by it will be consummated at the Closing, each of the parties waives any rights that they may have to rescind this agreement or the transaction consummated by it provided that this waiver will not affect any other rights or remedies available to the parties under this agreement or under the law.

         RECOVERY OF LITIGATION COSTS: If any legal action, arbitration, or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

NOTICES

         NOTICES: All notices, requests, demands, and other communications under this agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Buyer:            960 Grand Avenue                   Seller:           6735 Stroh Road
                  Second Floor                                         Parker, Colorado  80134
                  San Diego, CA  92109


Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

GOVERNING LAW

         This agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

SEVERABILITY

         If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

ADVICE OF INDEPENDENT LEGAL COUNSEL

         The parties acknowledge that each of them have had the opportunity to seek the advice of independent legal counsel as to the terms of this agreement.

SIGNATURES

         IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the day and year first above written.

         BUYER:                                          SELLER:

         S.D.S.D.C.                                      Parker Management, Inc.



   By:   /s/ Yan Skwara                           By:    /s/ John Healy
         ---------------------------                     -----------------------
         Yan Skwara, President                           John Healy, President

                                   EXHIBIT "A"


ASSETS TO BE TRANSFERRED:

         1.       A-LEAGUE FRANCHISE ISSUED AND OWNED BY THE COLORADO FOXES; and

         2. ONE INFLATABLE SPEED KICK, WHICH INCLUDES ONE RADAR GUN, ONE BLOWER, ONE CONTAINER; and

         3. ONE INFLATABLE SOCCER BALL, WHICH ALSO INCLUDES ONE BLOWER AND ONE STORAGE BAG